May 4, 1995



Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

     We are transmitting herewith Indiana Gas Company, Inc.'s
Current Report on Form 8-K.

                              Very truly yours,


                              /s/Kathleen S. Morris
                              Kathleen S. Morris
KSM:rs

Enclosure




          SECURITIES AND EXCHANGE COMMISSION

               Washington, D. C.  20549





                       FORM 8-K


                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   May 4, 1995


                   INDIANA GAS COMPANY, INC.
    (Exact name of registrant as specified in its charter)

INDIANA                        1-6494                35-0793669
(State or other          (Commission File No.)   (IRS Employer
jurisdication                                    Identification Number)
of incorporation)


1630 North Meridian Street, Indianapolis, Indiana  46202
  (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (317) 926-3351



Item 5.    Other Events

   See the following press release dated May 4, 1995, announcing the receipt by Indiana Gas Company, Inc. of an order issued by the Indiana Utility Regulatory
Commission on May 3, 1995.

FOR IMMEDIATE RELEASE

   INDIANA GAS COMPANY ASSESSES EFFECT OF RATE ORDER

   The Indiana Utility Regulatory Commission, in an order issued May 3, 1995, has determined that costs incurred by Indiana Gas Company to investigate and clean up former manufactured gas plant sites are not recoverable as operating expenses from its customers.
The Commission did indicate that in Indiana Gas' next rate case it will be appropriate for Indiana Gas to quantify the effect of these investigation and clean-up activities as part of the business risk to be considered by the Commission in establishing Indiana
Gas' overall rate of return.

   L. A. Ferger, president and chief executive officer of Indiana Gas and its parent, Indiana Energy, Inc., in a statement reacting to the order, said, "We believe that the Commission's decision regarding the recovery of the investigation and clean-up costs does not correctly interpret and apply Indiana law and is contrary to the decisions reached by courts or commissions in every other state that has considered the recoverability of these costs. Accordingly, we will appeal the Commission's order." Ferger further stated that, "Based upon clean-up costs of approximately $13.5 million recorded to date and recoveries attributable to those costs from all sources, including insurance carriers and potentially responsible parties, the order will have no immediate impact on Indiana Gas' earnings. Cash payments from those sources to date are approximately $11 million.
Although there can be no assurance of success, we will continue to manage the manufactured gas plant remediation program so that amounts received from these sources will be sufficient to fund all such costs."

   On April 14, 1995, Indiana Gas filed suit against a number of other insurance carriers for payment of claims for investigation and clean-up costs already incurred, as well as for a determination that those carriers are obligated to pay these costs in the future. Also, Indiana Gas will continue its negotiations with PSI Energy, Inc. and Northern Indiana
Public Service Company regarding their obligations as potentially responsible parties to fund investigation and clean-up costs incurred at the sites.

   The Commission's order did authorize Indiana Gas to recover the costs related to post-retirement benefits other than pensions under the accrual method of accounting consistent with the Financial Accounting
Standards Board's Statement of Financial Accounting
Standard No. 106. This will result in an increase in annual rates and charges of approximately $4.5 million, which will mean a 1.28-percent increase for the typical residential customer. In addition, the order directs
Indiana Gas to present information to the Commission within 30 days regarding whether a related external trust fund is appropriate.

   Indiana Gas is a natural gas distribution company serving 455,000 customers in north central, central and southern Indiana.


                      SIGNATURES

   Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA GAS COMPANY, INC.
                                       Registrant




Dated May 4, 1995                /s/Niel C. Ellerbrook
                                 Niel C. Ellerbrook
                                 Senior Vice President
                                 and Chief Financial Officer



Dated May 4, 1995                /s/Jerome A. Benkert
                                 Jerome A. Benkert
                                 Controller